                                                                   EXHIBIT 10.25



                               DATED JULY 1, 1998






                       CHARTERED SILICON PARTNERS PTE LTD
                                   AS BORROWER

                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                             EDB INVESTMENTS PTE LTD
                           HEWLETT PACKARD EUROPE B.V.
                                 AS SHAREHOLDERS

                                     - AND -

                      ABN AMRO BANK N.V., SINGAPORE BRANCH
                                    AS AGENT






                   -------------------------------------------


                            SHAREHOLDERS UNDERTAKING


                   -------------------------------------------













                                ALLEN & GLEDHILL,
                           36, ROBINSON ROAD, #18-01,
                                   CITY HOUSE,
                                SINGAPORE 068877.

                                 C O N T E N T S


CLAUSE                     HEADING                                          PAGE
------                     -------                                          ----
   1.    INTERPRETATION                                                        1

   2.    UNDERTAKINGS BY SHAREHOLDERS                                          4

   3.    SUBORDINATION                                                         6

   4.    AGREEMENT BY BORROWER AND SHAREHOLDERS                                7

   5.    REPRESENTATIONS AND WARRANTIES                                        8

   6.    UNDERTAKINGS                                                         12

   7.    PAYMENTS                                                             13

   8.    NATURE OF RIGHTS AND OBLIGATIONS                                     15

   9.    EXPENSES                                                             17

  10.    BENEFIT OF AGREEMENT                                                 17

  11.    WAIVERS                                                              18

  12.    COMMUNICATIONS                                                       19

  13.    PARTIAL INVALIDITY                                                   19

  14.    GOVERNING LAW AND JURISDICTION                                       19

                  T H I S    A G R E E M E N T  is made on July 1, 1998
B E T W E E N:-

(1)               CHARTERED SILICON PARTNERS PTE LTD (the "Borrower");

(2) CHARTERED SEMICONDUCTOR MANUFACTURING LTD ("CSM"), EDB INVESTMENTS PTE LTD ("EDBI") and HEWLETT PACKARD EUROPE B.V. ("HPE"); and

(3) ABN AMRO BANK N.V., SINGAPORE BRANCH, as agent for and on behalf of the Banks defined below (in such capacity, the "Agent", which expression shall include any of its successors in such capacity).

                  W H E R E A S:-

(A) By a Credit Agreement (the "Credit Agreement") dated 12th March, 1998 made between (1) the Borrower, as borrower, (2) ABN AMRO Bank N.V., Singapore Branch, Bayerische Landesbank Girozentrale, Singapore Branch, Citibank, N.A., Singapore Branch, Overseas Union Bank Limited and The Sumitomo Bank, Limited, Singapore Branch, as arrangers, (3) the Guarantor Banks named therein (the "Guarantor Banks"), as guarantor banks, (4) the Lending Banks named therein (the "Lending Banks"), as lending banks, and (5) the Agent, as agent, the Guarantor Banks agreed to grant to the Borrower a S$236,800,000 guarantee facility and the Lending Banks agreed to grant to the Borrower a US$143,200,000 term loan facility, upon the terms and subject to the conditions of the Credit Agreement.

(B)      (1)      CSM is the legal and beneficial owner of 51 per cent. of the issued shares in the capital of the Borrower.

         (2) EDBI is the legal and beneficial owner of 19 per cent. of the issued shares in the capital of the Borrower.

         (3)      Hewlett Packard Company is the legal and beneficial owner of
99.8 per cent. of the issued shares in the capital of Hewlett Packard World Trade Services Inc. ("HPWTS") and HPWTS is the legal and beneficial owner of 100 per cent. of the issued shares in the capital of HPE and HPE is the legal and beneficial owner of 30 per cent. of the issued shares in the capital of the Borrower.

(C) It is a condition precedent to the issue of the EDB Guarantee by the Guarantor Banks under the Credit Agreement and the making of the first Advance by the Lending Banks under the Credit Agreement that the parties to this Agreement shall have entered into this Agreement.

(D) Each of the Shareholders (as defined below) (after giving due consideration to the terms and conditions of the Credit Agreement and satisfying itself that there are reasonable grounds for believing that the entry into by it of this Agreement will benefit it) has agreed to enter into this Agreement and give the undertakings provided in this Agreement in consideration of the Guarantor Banks making available to the Borrower the guarantee facility referred to in Recital (A) above and the Lending Banks making available to the Borrower the term loan facility referred to in Recital (A) above.

                  I T    I S    A G R E E D  as follows:-

1.                INTERPRETATION

(A) Definitions: In this Agreement, except to the extent that the context requires otherwise:-

                  "Agent" includes its successors in title and assigns and any company with which it may amalgamate and all other persons for the time being the agent for the Banks under this Agreement;

                  "Banks" means the Guarantor Banks and the Lending Banks (and includes their respective successors and assigns);

                  "Completion" means the physical completion of the Plant (which shall be evidenced by the grant of the temporary occupation permit for the Plant pursuant to the Building Control Act, Chapter 29 of Singapore) and the commencement of commercial production by the Plant (which shall be the date on which the Plant achieves a production rate of an aggregate of 2,000 wafers start per month);

                  "Discharge Date" means the date on which the Senior Indebtedness has been discharged in full and on which the Borrower and the Shareholders cease to be under any liability to the Agent and the Banks under or in connection with the Financing Documents;

                  "Equity Commitment Percentage" means:-

                  (1)      in relation to CSM, 51/100;

                  (2)      in relation to EDBI, 19/100; and

                  (3)      in relation to HPE, 30/100;

                  "Excluded Transaction" means any genuine and good faith commercial transaction entered into between the Borrower and any one or more of the Shareholders which is not primarily financial in nature and is contemplated under the Joint Venture Agreement;

                  "HP Entities" means:-

                  (1) Hewlett-Packard Company, a company incorporated in California;

                  (2)      HPWTS, a company incorporated in Delaware;

                  (3) Hewlett-Packard Ireland (Holdings) Ltd., a company incorporated in Ireland;

                  (4) Hewlett-Packard (Manufacturing) Ltd., a company incorporated in Ireland;

                  (5) Hewlett-Packard S.A., a company incorporated in Switzerland;

                  (6) Hewlett-Packard Singapore Pte. Ltd., a company incorporated in Singapore; and

                  (7) Hewlett-Packard Holdings Singapore Pte Ltd., a company incorporated in Singapore;

                  "Joint Venture Agreement" has the meaning ascribed to it in Clause 1(A) of the Credit Agreement;

                  "Scheduled Completion Date" means 31st December, 1999;

                  "Senior Indebtedness" means all sums (whether principal, interest, fee or otherwise) which are or at any time may be or become due from or owing by the Borrower to the Agent and/or the Banks (or any of them), whether actually or contingently, under or in connection with, or which the Borrower has covenanted to pay or discharge under or pursuant to, any of the Financing Documents;

                  "Shareholder Funding" means:-

                  (1) subscription moneys paid by any Shareholder for shares in the Borrower for which that Shareholder has subscribed (and which have not been returned to that Shareholder); or

                  (2) loans made by any Shareholder to the Borrower which are subordinated to the Senior Indebtedness in accordance with this Agreement;

                  "Shareholders" means CSM, EDBI and HPE (and includes their respective successors and permitted assignees and transferees);

                  "Subordinated Indebtedness" means all sums made or to be made available by the Shareholders (or any of them) to the Borrower under or in connection with this Agreement (including, without limitation, under Clause 2);

                  "Termination Date" means, in relation to a Shareholder, the earlier of (1) the date on which that Shareholder has fulfilled all its obligations under Clause 2(A) and (2) the date on which all Shareholder Funding provided by it, if any, in accordance with this Agreement has been converted into shares in the capital of the Borrower; and

                  "Total Indebtedness" means, at any particular time, all sums (whether principal, interest, fee or otherwise) which are then due from or owing by the Borrower to the Agent and the Banks, whether actually or contingently, under or in connection with, any of the Financing Documents to which the Borrower is a party.

(B) Construction: All terms and references used in this Agreement and which are defined or construed in the Credit Agreement but are not defined or construed in this Agreement shall have the same meaning and construction in this Agreement. The provisions of Clause 1(C) of the Credit Agreement shall apply to this Agreement as though they are set out in full in this Agreement (mutatis mutandis) except that references to the Credit Agreement are to be construed as references to this Agreement. All references in this Agreement to a Financing Document include that Financing Document as amended, modified or supplemented from time to time and any document which amends, modifies or supplements that Financing Document.

(C) Miscellaneous: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. References to "Clauses" are to be construed as references to the clauses of this Agreement. Any reference to a sub-Clause or a paragraph is to a sub-Clause or paragraph of the Clause in which such reference appears.

2.                UNDERTAKINGS BY SHAREHOLDERS

(A) Shareholders Support: In consideration of the Guarantor Banks agreeing, at the request of the Shareholders, to make available to the Borrower the guarantee facility referred to in Recital (A) above and the Lending Banks agreeing, at the request of the Shareholders, to make available to the Borrower the term loan facility referred to in Recital (A) above and/or the Banks (or any of them) acting under or in connection with the Credit Agreement:-

                  (1)      Completion Guarantee: (a) subject to sub-paragraph
                           (c) below, (i) each Shareholder agrees to procure that the Borrower will not abandon the Project and to procure that Completion is achieved by not later than the Scheduled Completion Date and (ii) each Shareholder shall indemnify each Bank and keep each Bank indemnified against any losses, damages, liabilities, costs and expenses (including, without limitation, legal costs on a full indemnity basis) suffered by that Bank if Completion is not achieved by the Scheduled Completion Date and which would not have been suffered if Completion had been so achieved;

                           (b) each Shareholder agrees to undertake such expenditures as are required in order to ensure its compliance with the provisions of sub-paragraph (a) above and agrees to take all steps necessary to ensure that Completion is achieved by not later than the Scheduled Completion Date (provided that, without prejudice to the obligations of the Shareholders under sub-paragraph (a)(ii) above or any other provision of this Agreement, the aggregate amount of the expenditures by the Shareholders under sub-paragraphs (a)(i) and (b) at any time shall not exceed the difference between S$720,000,000 and the aggregate amount of Shareholding Funding provided by the Shareholders immediately prior to that time); and

                           (c) any payment obligation of a Shareholder arising under sub-paragraph (a) or (b) above shall be limited to that Shareholder's Equity Commitment Percentage of the total amount payable by the Shareholders provided always that the maximum aggregate liability of the Shareholders at any time under sub-paragraph (a)(ii) above shall not exceed the Total Indebtedness at that time;

                  (2) Equity Support: if, on 31st December, 2001, the ratio of the Borrowings of the Borrower to its Net Worth is in excess of 1:1, each Shareholder shall (without demand by the Borrower, the Agent or any Bank) severally provide Shareholder Funding to the Borrower within 14 days after that date in an amount equal to its Equity Commitment Percentage of the difference between (a) S$720,000,000 and (b) the aggregate amount of Shareholder Funding immediately prior to the provision of Shareholder Funding by that Shareholder on that date; and

                  (3) DSCR: if, on any Calculation Date, there is a breach by the Borrower of its obligations under Clause 16(16)(b) or Clause 16(16)(c) of the Credit Agreement, each Shareholder shall (without demand by the Borrower, the Agent or any Bank) severally provide Shareholder Funding to the Borrower on that Calculation Date in an amount equal to its Equity Commitment Percentage of the lower of (a) the amount (as determined by the Agent) to enable the Borrower to meet any shortfall in its ability to meet all payments referred to in component "B" of the definition of DSCR falling due during the next succeeding Calculation Period commencing on that Calculation Date and (b) the difference between (i) S$720,000,000 and (ii) the aggregate amount of Shareholder Funding immediately prior to the provision of Shareholder Funding by that Shareholder on that Calculation Date.

(B) Obligations Unconditional: The obligations of the Shareholders under this Clause are unconditional and absolute, irrespective of (1) any event, however fundamental, outside the control of the Borrower or any Shareholder or any other person preventing the Borrower from achieving Completion by the Scheduled Completion Date, (2) any winding-up, liquidation or dissolution of the Borrower, (3) any Event of Default or action taken by the Agent or any Bank under the Financing Documents or any enforcement of any security constituted by any Financing Document, (4) whether the Project or the business of the Borrower is being carried on by any receiver, judicial manager or other person and (5) any other circumstances whatsoever.

(C) Subscription Procedures: (1) The Borrower and each Shareholder shall do all such things as may be necessary on their part for the provision of Shareholder Funding required pursuant to this Agreement.

         (2)      If for any reason whatsoever (including, without limitation,

the winding-up, liquidation or dissolution of the Borrower or failure of the Borrower to issue shares or to accept payment), a Shareholder does not or cannot provide Shareholder Funding, that Shareholder will nevertheless, at such times as are specified in this Clause, pay to the Borrower the amount it would otherwise have been obliged to pay by way of Shareholder Funding, which shall be deemed to discharge its obligation to provide that Shareholder Funding.

         (3) If a Shareholder makes a payment under paragraph (2), the Borrower will be liable (on the same terms and conditions) to that Shareholder for the amount of the payment as if it had constituted Shareholder Funding by way of subscription moneys for shares or subordinated loans (as appropriate).

(D) Subordinated Loans: If the Shareholders' obligations under this Clause are fulfilled by means of loans to the Borrower (whether from any of or all the Shareholders or from some other party), each of the Borrower and the Shareholders agrees that such loans shall:-

                  (1)      be unsecured;

                  (2) not be subject to any payment of interest until after the Discharge Date (although interest may accrue on it prior to the Discharge Date); and

                  (3) be subordinated to the Senior Indebtedness in the manner set out in this Agreement (Provided that, notwithstanding anything to the contrary contained in this Agreement, the aggregate amount of such loans which shall be subordinated to the Senior Indebtedness in the manner set out in this Agreement shall not exceed the difference between S$720,000,000 and the aggregate amount of Shareholding Funding provided by the Shareholders by way of subscription moneys for shares).

3.                SUBORDINATION

(A) Subordination: The Shareholders and the Borrower hereby agree with and undertake to the Agent and each of the Banks that, notwithstanding anything to the contrary contained in any agreement or other document constituting or evidencing the Subordinated Indebtedness, before the Discharge Date the Subordinated Indebtedness and the rights and claims of the Shareholders in relation to the Subordinated Indebtedness are subordinated to the Senior Indebtedness and the respective rights and claims of the Banks in relation to the Senior Indebtedness and accordingly, subject as provided in this Agreement, payments of any amount of the Subordinated Indebtedness (whether in the event of the winding-up, liquidation or dissolution of the Borrower or otherwise) are conditional upon all of the Senior Indebtedness having first been fully satisfied and discharged and no payment of any amount of the Subordinated Indebtedness which, but for this Agreement, would otherwise fall due for payment will fall so due, and instead such payment will fall due only if and when the Senior Indebtedness has been fully satisfied and discharged and, if the Subordinated Indebtedness or any part thereof is paid by or on behalf of the Borrower to any Shareholder, that payment shall be forthwith paid over by that Shareholder to the Agent.

(B)               Turnover: Without prejudice to the provisions of sub-Clause
(A) above, if any amount of Subordinated Indebtedness is discharged or purported to be discharged by payment, repayment, prepayment, set-off or in any other manner in contravention of sub-Clause (A) above or Clause 4 (and, for the avoidance of doubt, any payment of consideration, discount or benefit given or credit terms granted under any of the Excluded Transactions shall be deemed not to be a discharge or purported discharge of any part of the Subordinated Indebtedness), the relevant Shareholder shall:-

                  (1) (if the Shareholder actually receives the amount discharged or purported to be discharged) immediately pay it to the Agent for application towards the Senior Indebtedness; and

                  (2) (if the Shareholder does not, as a result of discharge by set-off or otherwise, actually receive the amount discharged or purported to be discharged) pay to the Agent an amount equal to that discharged or purported to be discharged.

(C) Application: Any amount received by the Agent from any of the Shareholders, or any person on its behalf, under sub-Clause (A) or (B) above shall be applied in the following manner and order:-

                  (1) first, in or towards payment of any costs, charges and expenses incurred by the Agent then due and payable under this Agreement and the other Financing Documents;

                  (2) secondly, in or towards payment of the Senior Indebtedness (and in the event that such sums are insufficient to satisfy in full the Senior Indebtedness, such sums shall be paid to the Banks in proportion to their respective shares of the Senior Indebtedness at the time of payment); and

                  (3) thirdly, in payment of any surplus to that Shareholder or any other person lawfully entitled thereto.

4.                AGREEMENT BY BORROWER AND SHAREHOLDERS

(A) By Borrower: The Borrower agrees and undertakes that prior to the Discharge Date, it shall not, without the prior consent in writing of the Agent and the Banks:-

                  (1) make any loans or advances, whether directly or indirectly, to any of the Shareholders or provide any guarantee, indemnity or security for or in connection with any indebtedness or liabilities of any of the Shareholders or otherwise enter into any transactions with any of the Shareholders other than (a) any transaction on arm's length commercial terms and for valuable consideration or (b) any Excluded Transaction;

                  (2)      secure all or any part of the Subordinated
                           Indebtedness;

                  (3) redeem, purchase or otherwise acquire any of the Subordinated Indebtedness;

                  (4) repay or prepay any, or pay any interest, fees or commissions (but without prejudice to accrual thereof) on, or by reference to, any of the Subordinated Indebtedness otherwise than in accordance with the terms of this Agreement; or

                  (5) take or omit to take any action whereby the subordination of the Subordinated Indebtedness or any part thereof to the Senior Indebtedness may be terminated, impaired or adversely affected.

(B) By Shareholders: Except as otherwise expressly provided in this Agreement, none of the Shareholders shall, without the prior consent in writing of the Agent and the Banks, prior to the Discharge Date:-

                  (1) ask, demand, sue for, take or receive, directly or indirectly, whether by exercise of set-off, counterclaim or in any other manner, or recover or enforce payment of any Subordinated Indebtedness (provided that, for the avoidance of doubt, nothing under this paragraph (1) shall prohibit any asking, demand, suit for, taking or receipt, or recovery or enforcement of, any payment due by the Borrower under any of the Excluded Transactions);

                  (2) take any security from the Borrower or any other person in respect of any Subordinated Indebtedness and any security taken notwithstanding the undertaking in this paragraph (2) shall be held by the relevant Shareholder in trust for the Agent;

                  (3) make or enforce any claim or right against the Borrower or prove in competition with the Agent or any Bank in respect of the performance of any obligation under this Agreement;

                  (4) assign, transfer, sell, charge or purport to assign, transfer, sell, charge or otherwise dispose or purport to dispose of the whole or any part of or any interest in any rights which it may from time to time and for the time being have against the Borrower in respect of the Subordinated Indebtedness; or

                  (5) take or omit to take any action whereby the subordination of the Subordinated Indebtedness or any part thereof to the Senior Indebtedness may be terminated, impaired or adversely affected.

5.                REPRESENTATIONS AND WARRANTIES

(A) By Shareholders: Each of the Shareholders severally represents and warrants to and for the benefit of the Agent and each of the Banks in relation to itself that:-

                  (1) Status: it is a company duly incorporated and validly existing under the laws of Singapore (in the case of CSM and EDBI) or the Netherlands (in the case of
                           HPE), and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct;

                  (2) Powers: it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement;

                  (3) Authorisations and Consents: all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement, (b) to ensure that those obligations are valid, legally binding and enforceable, and (c) to make this Agreement admissible in evidence in the courts of Singapore and the Netherlands have been taken, fulfilled and done;

                  (4) Non-Violation of Laws: its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, or exceed any power or restriction granted or imposed by, (a) any law to which it is subject or (b) its Memorandum and Articles of Association;

                  (5) Obligations Binding: its obligations under this Agreement are valid, binding and enforceable;

                  (6) Non-Violation of Other Agreements: its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, to an extent or in a manner which has or will have a material adverse effect on it, any agreement to which it is a party or which is binding on it or its assets;

                  (7) Litigation: no litigation, arbitration or administrative proceeding is current or pending (a) to restrain the entry into, exercise of its rights under and/or performance or enforcement of or compliance with its obligations under this Agreement or (b) which has or will have a material adverse effect on it;

                  (8) Winding-up: no meeting has been convened for its winding-up or for the appointment of a receiver, trustee, judicial manager or similar officer of it, its assets or any of them, no such step is intended by it and, so far as it is aware, no petition, application or the like is outstanding for its winding-up or for the appointment of a receiver, trustee, judicial manager or similar officer of it, its assets or any of them;

                  (9) No Default: as far as it is aware after having made all due and proper enquiries, no Event of Default or Potential Event of Default has occurred, and it is not in breach of or default under any agreement to an extent or in a manner which has or will have a material adverse effect on it;

                  (10) Information Package: at the date of the Information Package:-

                           (a) the information in the Information Package relating to, and provided by, it was true, complete and accurate in all material respects; and

                           (b) the opinions, projections and forecasts in the Information Package relating to, and provided by, it and the assumptions on which they are based were arrived at after due and careful consideration and enquiry and genuinely represented its views; and

                  (11) Repetition: each of the above representations and warranties will be correct and complied with in all material respects at all times up to the Termination Date as if repeated then by reference to the then existing circumstances.

(B) By CSM: CSM further represents and warrants to and for the benefit of the Agent and each of the Banks that:-

                  (1) Shareholding: CSM is (either directly or through any one or more of its wholly-owned subsidiaries) the legal and beneficial owner of at least 51 per cent. of the issued share capital of the Borrower and Singapore Technologies Pte Ltd is (either directly or through any one of more of its wholly-owned subsidiaries) the legal and beneficial owner of at least 51 per cent. of the issued share capital of CSM;

                  (2) Accounts: its audited accounts and consolidated accounts (if any) as at 31st December, 1996 and for the financial year then ended and as delivered to the Agent (with copies of the reports and approvals referred to in (a) below):-

                           (a) include such financial statements as are required by the laws of Singapore and, save as stated in the notes thereto, were prepared, audited, examined, reported on and approved in accordance with accounting principles and practices generally accepted in Singapore and consistently applied and in accordance with the laws of Singapore and its Memorandum and Articles of Association (or other constitutive documents);

                           (b) together with those notes, give a true and fair view of its state of affairs and financial condition and operations (or, in the case of consolidated accounts, the consolidated state of affairs and financial condition and operations of CSM and its subsidiaries) as at that date and for the financial year then ended; and

                           (c) together with those notes and to the extent required by accounting principles, standards and practices generally accepted in Singapore disclose or reserve against all liabilities (contingent or otherwise) of the relevant person(s) as at that date and all material unrealised or anticipated losses from any commitment entered into by the relevant person(s) and which existed on that date;

                  (3) No Material Adverse Change: there has been no material adverse change in its financial condition or operations since 31st December, 1997 nor in the consolidated financial condition or operations of it and its subsidiaries since that date; and

                  (4) Repetition: the representation and warranty in paragraph (1) will be correct and complied with in all respects so long as any sum remains to be lent or remains payable under the Credit Agreement as if repeated then by reference to the then existing circumstances and each of the representations and warranties in paragraphs (2) and (3) will be correct and complied with in all material respects at all times up to the Termination Date as if repeated then by reference to the then existing circumstances.

(C) By EDBI: EDBI further represents and warrants to and for the benefit of the Agent and each of the Banks that EDBI is, on the date of this Agreement, the legal and beneficial owner of not less than 19 per cent. of the issued share capital of the Borrower.

(D) By HPE: HPE further represents and warrants and for the benefit of the Agent and each of the Banks that:-

                  (1) Shareholding: HPE has an effective shareholding in not less than 30 per cent. of the issued share capital of the Borrower and HP (either directly or through any one or more of its subsidiaries in which it owns not less than 95 per cent. of the issued share capital of that subsidiary) has an effective shareholding in not less than 30 per cent. of the issued share capital of the Borrower for a period of not less than four years from the date of the Joint Venture Agreement;

                  (2) Accounts: the consolidated accounts (if any) of HP as at 31st October, 1997 and for the financial year then ended and as delivered, or cause to be delivered, to the Agent (with copies of the reports and approvals referred to in (a) below):-

                           (a) include such financial statements as are required by the laws of the United States of America and, save as stated in the notes thereto, were prepared, audited, examined, reported on and approved in accordance with accounting principles and practices generally accepted in the United States of America consistently applied and in accordance with the laws of the United States of America and its Memorandum and Articles of Association (or other constitutive documents);

                           (b) together with those notes, give a true and fair view of its state of affairs and financial condition and operations (or, in the case of consolidated accounts, the consolidated state of affairs and financial condition and operations of HP and its subsidiaries) as at that date and for the financial year then ended; and

                           (c) together with those notes and to the extent required by accounting principles, standards and practices generally accepted in the United States of America disclose or reserve against all liabilities (contingent or otherwise) of the relevant person(s) as at that date and all material unrealised or anticipated losses from any commitment entered into by the relevant person(s) and which existed on that date;

                  (3) No Material Adverse Change: there has been no material adverse change in the financial condition or operations of HP since 31st October, 1997 nor in the consolidated financial condition or operations of HP and the subsidiaries of HP since that date; and

                  (4) Repetition: the representation and warranty in paragraph (1) will be correct and complied with in all respects so long as any sum remains to be lent or remains payable under the Credit Agreement as if repeated then by reference to the then existing circumstances and each of the representations and warranties in paragraphs (2) and (3) will be correct and complied with in all material respects at all times up to the Termination Date as if repeated then by reference to the then existing circumstances.

6.                UNDERTAKINGS

(A) By Shareholders: (1) Each of the Shareholders severally undertakes that, at all times prior to the Termination Date:-

                  (a) Litigation: it will, as soon as reasonably practicable, deliver to the Agent for distribution to the Banks details of any litigation, arbitration or administrative proceeding which, if to its knowledge had been current or pending at the date of this Agreement, would have rendered the representation and warranty in Clause 5(A)(7) incorrect;

                  (b) Other Information: it will, as soon as reasonably practicable, deliver to the Agent for distribution to the Banks such other information relating to its financial condition or business of it as the Agent (or any Bank through the Agent) may from time to time reasonably require (except for information of a proprietary nature or which is reasonably regarded by it as confidential); and

                  (c) Further Assurance: it will from time to time on reasonable request by the Agent acting on the instructions of the Majority Banks do or procure the doing of all such acts and will execute or procure the execution of all such documents as may be reasonably necessary for giving full effect to this Agreement or securing to the Agent and the Banks the full benefits of all rights, powers and remedies conferred upon the Agent and the Banks in this Agreement.

         (2) Each of the Shareholders severally undertakes that, so long as any sum remains to be lent or remains payable under the Credit Agreement:-

                  (a) No Winding-up: it will not propose or vote in favour of any resolution for the winding-up, liquidation or dissolution of the Borrower; and

                  (b) Dividends: it will exercise all voting rights attaching to the shares in the capital of the Borrower for the time being held by it so as to ensure that the Borrower does not declare or pay any dividend otherwise then in accordance with Clause 16(13) of the Credit Agreement.

(B) By CSM: (1) CSM further undertakes that, so long as any sum remains to be lent or remains payable under the Credit Agreement, it will be (either directly or through any one or more of its wholly-owned subsidiaries) the legal and beneficial owner of at least 51 per cent. of the issued share capital of the Borrower and Singapore Technologies Pte Ltd will be (either directly or through any one or more of its wholly-owned subsidiaries) the legal and beneficial owner of at least 51 per cent. of the issued share capital of CSM.

         (2) CSM further undertakes that, at all times prior to the Termination Date, it will, as soon as available and in any event within 180 days after the end of each of its financial years (beginning with the current one), deliver to the Agent enough copies for the Banks of its audited accounts (both consolidated and unconsolidated) as at the end of and for that financial year.

(C) By EDBI: EDBI further undertakes that, at all times prior to the Termination Date, it will deliver to the Agent as soon as available and in any event within 180 days after the end of each of its financial years (beginning with the current one), enough copies for the Banks of a statement as to its share capital and reserves as at the end of and for that financial year.

(D) By HPE: (1) HPE further undertakes that, so long as any sum remains to be lent or remains payable under the Credit Agreement, HP (either directly or through one or more of its subsidiaries in which it owns not less than 95 per cent. of the issued share capital of that subsidiary) will have an effective shareholding in not less than 30 per cent. of the issued share capital of the Borrower for a period of not less than four years from the date of the Joint Venture Agreement.

         (2) HPE further undertakes that, at all times prior to the Termination Date, it will, as soon as available and in any event within 180 days after the end of each of its financial years (beginning with the current one), deliver, or cause to be delivered, to the Agent enough copies for the Banks (on the basis of one copy for each Bank) of the published annual report of HP as at the end of and for that financial year.

7.                PAYMENTS

(A) Taxes: (1) All sums payable by the Shareholders under this Agreement shall be paid (1) free of any restriction or condition, (2) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any tax and (3) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

         (2) If any of the Shareholders or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time deduct or withhold any tax or other amount from any sum paid or payable by, or received or receivable from, that Shareholder under this Agreement, that Shareholder shall pay such additional amount as is necessary to ensure that the Agent or, as the case may be, the Bank to which that sum is due, receives on the due date and retains (free from any liability other than tax on its own overall net income) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made.

         (3) If any of the Shareholders or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time pay any tax or other amount on, or calculated by reference to, any sum received or receivable by the Agent or, as the case may be, any of the Banks from that Shareholder under this Agreement (except for a payment by the Agent or a Bank of tax on its own overall net income), that Shareholder shall pay or procure the payment of that tax or other amount before any interest or penalty becomes payable or, if that tax or other amount is payable and paid by the Agent or any Bank, shall reimburse it on demand for the amount paid by it.

         (4) Within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any tax or other amount which it is required by paragraph (3) above to pay, the relevant Shareholder shall deliver to the Agent evidence reasonably satisfactory to the Agent or, as the case may be, the relevant Bank of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

         (5) As soon as any of the Shareholders is aware that any such deduction, withholding or payment is required (or any change in any such requirement), that Shareholder shall notify the Agent.

(B) Goods and Services Tax: Each of the Shareholders shall also pay to the Agent and each Bank on demand, in addition to any amount payable by that Shareholder under this Agreement, any goods and services, value added or other similar tax payable in respect of that amount (and any reference in this Agreement to that amount shall be deemed to include any such taxes payable in addition to it).

(C)               Refund of Tax Credits: If:-

                  (1)      any Shareholder makes a payment under sub-Clause
                           (A)(2) or (3) (a "Tax Payment") in respect of a payment to a Bank under this Agreement; and

                  (2) that bank determines in its absolute discretion that it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which that Bank in its absolute discretion is able to identify as attributable to that Tax Payment, then, if in its absolute discretion it can do so without any adverse consequences for that Bank, that Bank shall reimburse that Shareholder such amount as that Bank in its absolute discretion determines to be such proportion of that Tax Credit as will leave that Bank (after that reimbursement) in no better or worse position in respect of its worldwide tax liabilities than it would have been in if no Tax Payment had been required. A Bank shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this sub-Clause (C) (and, if so, what amount and when). No Bank shall be obliged to disclose any information regarding its tax affairs and computations.

(D) Currency Indemnity: (1) Any amount received or recovered by the Agent or any Bank in respect of any sum expressed to be due to it from any Shareholder under or in connection with this Agreement in a currency (such currency being referred to as the "Relevant Currency") other than the currency in which such sum is expressed to be due under this Agreement (such currency being referred to as the "Currency of Account") whether as a result of, or of the enforcement of, a judgment or order of a court or tribunal of any jurisdiction, in the winding-up of that Shareholder or otherwise, shall only constitute a discharge to that Shareholder to the extent of the amount in the Currency of Account which the recipient is able, in accordance with its usual practice, to purchase with the amount of the Relevant Currency so received or recovered on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

         (2) If that amount in the Currency of Account is less than the amount of the Currency of Account due to the recipient under or in connection with this Agreement, that Shareholder shall indemnify it against any loss sustained by it as a result. In any event, that Shareholder shall indemnify the recipient against the cost of making any such purchase. For the purpose of this sub-Clause (D), it will be sufficient for the recipient to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

         (3) Each of the indemnities in this sub-Clause (D) constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent, any Arranger and/or any Bank and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

8.                NATURE OF RIGHTS AND OBLIGATIONS

(A) No Release: The obligations of the Shareholders under this Agreement (excluding, for the avoidance of doubt, any obligation of the Shareholders under this Agreement which has been discharged) shall not be discharged, impaired or otherwise affected by any act, omission, matter or thing which, but for this sub-Clause (A), may operate to release or otherwise exonerate any of the Shareholders from its obligations under this Agreement in whole or in part, including without limitation and whether or not known to it or any other person:-

                  (1)      any variation in or to the Project;

                  (2) any time, indulgence, concession waiver or consent at any time given by the Agent and/or any of the Banks in respect of the Senior Indebtedness or any part thereof or to the Borrower, any Shareholder or any other person;

                  (3) any amendment or supplement to any provision of any Financing Document or any other agreement, security, guarantee or indemnity;

                  (4) the making or the absence of any demand on the Borrower, any Shareholder or any other person for payment;

                  (5) the enforcement or absence of enforcement of or release of any of the Financing Documents or any other agreement, security, guarantee or indemnity held in respect of the Senior Indebtedness;

                  (6) the winding-up, insolvency, bankruptcy, amalgamation, reconstruction or reorganisation of the Borrower, any Shareholder or any other person;

                  (7) the illegality, invalidity or unenforceability of or any defect in any provision of any Financing Document or any other agreement, security, guarantee or indemnity or any of the obligations of the Borrower, any Shareholder or any other person thereunder, whether on the grounds of ultra vires, not being in the interests of the Borrower or any other person, not having been duly authorised, executed or delivered by the Borrower or any other person or for any reason whatsoever; or

                  (8) any other act, event or omission which but for this provision would or might operate to impair or discharge the obligations of any Shareholder under this Agreement.

(B) Continuing Obligations: The obligations of the Shareholders and the Borrower under this Agreement are continuing obligations, will not be discharged by any intermediate payment and will remain in full force and effect until the obligations have been fulfilled (for the avoidance of doubt, nothing in this sub-Clause (B) shall affect any obligations of the Borrower or any Shareholder which has been discharged by the due and proper performance by the Borrower or such Shareholder of such obligations).

(C) Reinstatement: (1) Any settlement or discharge between the Agent or any of the Banks and any of the Shareholders shall be conditional upon no security or payment to the Agent or such Bank by the Borrower or any other person being avoided or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or winding-up for the time being in force or by virtue of any obligation to give effect to any preference or priority and the Agent or such Bank (as the case may be) shall be entitled to recover the value or amount of any such security or payment from that Shareholder subsequently as if such settlement or discharge had not occurred.

         (2) Without prejudice to the provisions of paragraph (2), where any discharge (whether in respect of the obligations of any Shareholder or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, insolvency or winding-up or otherwise without limitation, the liability of the Shareholders under this Agreement shall, unless the Agent and the Banks agree otherwise, continue as if the discharge or arrangement, as the case may be, had not occurred.

(D) Failure by Shareholder: The failure of a Shareholder or the Borrower to perform or comply with any of its obligations under this Agreement shall not release any other Shareholder or the Borrower of its obligations under this Agreement.

(E) Immediate Recourse: Each Shareholder waives any right which it may have of first requesting the Agent or any of the Banks to proceed against or enforce any other rights or security or claim payment from the Borrower, any other Shareholder or any other person before claiming from the Shareholder under this Agreement.

(F) Additional Security: This Agreement shall be in addition to and shall not in any way be prejudiced by any other security now or hereafter held by the Agent or any Bank as security for the obligations of the Borrower under the Credit Agreement.

9.                EXPENSES

(A) By Shareholders: Each of the Shareholders shall pay on demand all costs and expenses (including legal expenses on a full indemnity basis) reasonably incurred by the Agent and/or any of the Banks in protecting or enforcing any rights against it under this Agreement.

(B) By Borrower: The Borrower shall pay on demand all costs and expenses (including legal expenses on a full indemnity basis) reasonably incurred by the Agent and/or any of the Banks in protecting or enforcing any rights against it under this Agreement.

10.               BENEFIT OF AGREEMENT

(A) Shareholders/Borrower: The Borrower may not assign or transfer any of its rights, benefits or obligations under this Agreement. None of the Shareholders may assign or transfer any of their respective rights, benefits or obligations under this Agreement other than in the following manner and upon the following terms:-

                  (1) in the case of EDBI, it may transfer all of its rights, benefits and obligations under this Agreement to any of its wholly-owned subsidiaries which has acquired all the shares owned by EDBI in the Borrower, provided that (a) the transferee shall have agreed in writing to the other parties to this Agreement to assume all the obligations of EDBI under this Agreement and (b) EDBI and the transferee shall have undertaken to the other parties to this Agreement to ensure that, in the event that the transferee ceases to be a wholly-owned subsidiary of EDBI, the transferee shall transfer all its rights, benefits and obligations under this Agreement to EDBI or a wholly-owned subsidiary of EDBI; and

                  (2) in the case of HPE, it may transfer all of its rights, benefits and obligations under this Agreement to a HP Entity

                           (provided that, at the time of such transfer, HP owns at least 95 per cent. of the issued share capital of such HP Entity) which has acquired all the shares owned by HPE in the Borrower, provided that (a) such HP Entity shall have undertaken to the other parties to this Agreement to assume all the obligations of HPE under this Agreement and (b) HPE and such HP Entity shall have undertaken to the other parties to this Agreement to ensure that, in the event HP ceases to own at least 95 per cent. of the issued share capital of such HP Entity, such HP Entity shall transfer all its rights, benefits and obligations under this Agreement to HP, HPE or another HP Entity (of which HP owns at least 95 per cent. of its issued share capital).

(B) Agent/Banks: (1) Each of the Agent and the Banks may assign all or part of its rights under this Agreement without the consent of any party to any assignee or transferee under the Credit Agreement (but the assignor shall give to the Borrower prior notice of such assignment or transfer). Any such assignee shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights assigned to it.

         (2) None of the Shareholders and the Borrower shall be liable for any costs or expenses which may be incurred in connection with any assignment or transfer of any of the rights of the Agent or any of the Banks under this Agreement.

(C) Disclosure of Information: The Agent or any of the Banks may disclose on a confidential basis to any other party to the Financing Documents or any of its other branches or its headquarters or to an actual or potential New Lending Bank, assignee, sub-participant or the like such information about the Borrower, any Shareholder or any other person as it may think fit and may disclose to such party such information about the Borrower or any of the Shareholders with the prior consent in writing of the Borrower or, as the case may be, such Shareholder (Provided that, at any time and from time to time after the making of a declaration under Clause 17(B) of the Credit Agreement, (1) no such consent will be required for any such disclosure and (2) the Agent or the relevant Bank making any such disclosure shall, if practicable, consult with the Borrower or, as the case may be, such Shareholder prior to making any such disclosure and shall consider in good faith any request from the Borrower or, as the case may be, such Shareholder to the Agent or such Bank not to make any such disclosure or to delay making any such disclosure).

(D) Limitation on Certain Obligations: If, at the time of any assignment or transfer by a Bank, circumstances exist which would oblige any Shareholder to pay to the assignee or transfer under Clause 7(A) any sum in excess of the sum (if any) which it would have been obliged to pay to that Bank under that Clause in the absence of that assignment or transfer, that Shareholder shall not be obliged to pay that excess.

11.               WAIVERS

                  No failure on the part of the Agent or any of the Banks to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

12.               COMMUNICATIONS

(A) Addresses: Each communication under this Agreement shall be made by fax, telex or otherwise in writing. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the fax number, telex number or address, and marked for the attention of the person (if any), from time to time designated by that party to the Agent (or, in the case of the Agent, by it to each other party) for the purpose of this Agreement. The initial fax number, telex number, address and person (if any) so designated by each party are set out against its name at the end of this Agreement.

(B) Deemed Delivery: Any communication under this Agreement shall be deemed to have been received (if sent by fax or telex) on the day of despatch or (in any other case) when left at the address required by sub-Clause (A) above or within five days after being sent by prepaid post (by airmail if to another country) addressed to it at that address.

13.               PARTIAL INVALIDITY

                  The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

14.               GOVERNING LAW AND JURISDICTION

(A) Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

(B) Singapore Courts: For the benefit of the Agent and each Bank, all the parties irrevocably agree that the courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings") may be brought in those courts and each of the Borrower and the Shareholders irrevocably submits to the jurisdiction of those courts.

(C) Other Competent Jurisdiction: Nothing in this Clause shall limit the right of the Agent and/or any Bank to take Proceedings against the Borrower or any of the Shareholders in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the Agent and/or any Bank from taking Proceedings in any other jurisdiction, whether concurrently or not.

(D) Venue: Each of the Borrower and the Shareholders irrevocably waives any objection which it may at any time have to the laying of the venue of any Proceedings in any court referred to in this Clause and any claim that any such Proceedings have been brought in an inconvenient forum.

(E) Service of Process: (1) HPE irrevocably appoints Hewlett-Packard Far East Pte Ltd (now of 396, Alexander Road, #13-00, BP Tower, Singapore 119954, Attention: Ravinder Singh (Company Secretary and International Counsel) to receive, for it and on its behalf, service of process in any Proceedings in Singapore. Such service shall be deemed completed on delivery to the process agent (whether or not it is forwarded to and received by HPE). If for any reason the process agent ceases to be able to act as such or no longer has an address in Singapore, HPE irrevocably agrees to appoint a substitute process agent acceptable to the Agent, and to deliver to the Agent a copy of the new agent's acceptance of that appointment, within 30 days. Nothing shall affect the right to serve process in any other manner permitted by law.

(F) Consent to Enforcement, etc.: Each of the Borrower and the Shareholders irrevocably and generally consents in respect of any Proceedings anywhere to the giving of any relief or the issue of any process in connection with those Proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those Proceedings.

(G) Waiver of Immunity: Each of the Borrower and the Shareholders irrevocably agrees that, should the Agent or any Bank take any Proceedings anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, any such immunity being irrevocably waived. Each of the Borrower and the Shareholders irrevocably agrees that it and its assets are, and shall be, subject to such Proceedings, attachment or execution in respect of its obligations under this Agreement.

                  I N W I T N E S S W H E R E O F this Agreement has been entered into on the date stated at the beginning.


The Shareholders

The Common Seal of                          )
CHARTERED SEMICONDUCTOR                     )
 MANUFACTURING LTD                          )
was hereunto affixed                        )
in the presence of:-                        )



         /s/ Barry Waite             Director
-------------------------------------


         /s/ Chua Su Li              Secretary
-------------------------------------



60, Woodlands Industrial Park D,
Street 2,
Singapore 738406.

Fax Number: 3622909
Attention: Legal Department




The Common Seal of                          )
EDB INVESTMENTS PTE LTD                     )
was hereunto affixed                        )
in the presence of:-                        )



         /s/ Ho Meng Kit             Director
-------------------------------------


         /s/ Sara Liew               Secretary
-------------------------------------



250, North Bridge Road,
#27-04, Raffles City Tower,
Singapore 179101.

Fax Number: 3362503
Attention: General Manager

Signed for and on behalf of                 )
HEWLETT PACKARD EUROPE B.V.                 )
in the presence of:-                        )


/s/ Christine Chan                              /s/ Robert Paul Wayman

Startbaan 16,
1187 XR AMSTELVEEN,
The Netherlands.

Fax Number: (3120) 5477703
Attention: Legal Department

with copy to:-

Hewlett-Packard Company,
3000, Hanover Street,
MS 20BQ,
Palo Alto, CA 94304,
USA.

Attention: General Counsel




The Borrower

The Common Seal of                          )
CHARTERED SILICON PARTNERS PTE LTD          )
was hereunto affixed                        )
in the presence of:-                        )



/s/ Barry Waite    Director
---------------


/s/ Chua Su li     Secretary
---------------


60, Woodland Industrial Park D,
Street 2,
Singapore 738406.

Fax Number: 3622909
Attention: Legal Department

The Agent

Signed, Sealed and Delivered by             )
          Goh Chong Theng and               )    /s/ Goh Chong Theng and
            Matthew Wong   as               )
attorneys for and on behalf of              )
ABN AMRO BANK N.V.,                         )    /s/ Matthew Wong
 SINGAPORE BRANCH                           )
in the presence of:-                        )


/s/ Ong Yu En

63, Chulia Street, 5th Floor,
Singapore 049514.

Fax Number: 2317324
Telex Number: RS 24396
Attention: Ms Quek Toi Wee/Ms Samantha Chew

                                                                  CONFORMED COPY


                            DATED 16TH DECEMBER, 1998







                       CHARTERED SILICON PARTNERS PTE LTD
                                   AS BORROWER


                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                             EDB INVESTMENTS PTE LTD
                           HEWLETT-PACKARD EUROPE B.V.
                                 AS SHAREHOLDERS


                                     - AND -


                      ABN AMRO BANK N.V., SINGAPORE BRANCH
                                    AS AGENT







                   ------------------------------------------

                         FIRST SUPPLEMENTAL SHAREHOLDERS
                                   UNDERTAKING
                     (BEING SUPPLEMENTAL TO THE SHAREHOLDERS
                        UNDERTAKING DATED 1ST JULY, 1998)

                   ------------------------------------------






                                ALLEN & GLEDHILL,
                           36, ROBINSON ROAD, #18-01,
                                   CITY HOUSE,
                                SINGAPORE 068877.

                                 C O N T E N T S


         CLAUSE   HEADING                                                   PAGE
         ------   -------                                                   ----
         1.       INTERPRETATION                                               1

         2.       AMENDMENTS TO SHAREHOLDERS UNDERTAKING                       2

         3.       REPRESENTATIONS AND WARRANTIES                               2

         4.       UNDERTAKING FROM SHAREHOLDERS                                2

         5.       INCORPORATION                                                3

         6.       CONFIRMATION                                                 3

         7.       GOVERNING LAW                                                3

                  T H I S    F  I  R  S  T    S  U  P  P  L  E  M  E  N  T  A  L
U  N  D E R T A K I N G  is made on 16th December, 1998 B E T W E E N:-

(1)               CHARTERED SILICON PARTNERS PTE LTD  (the "Borrower");

(2) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, EDB INVESTMENTS PTE LTD and HEWLETT-PACKARD EUROPE B.V. (together, the "Shareholders"); and

(3) ABN AMRO BANK N.V., SINGAPORE BRANCH, as agent for and on behalf of the Banks defined below (in such capacity, the "Agent", which expression shall include any of its successors in such capacity).

and is supplemental to a Shareholders Undertaking (the "Shareholders Undertaking") dated 1st July, 1998 made between (1) the Borrower, (2) the Shareholders and (3) the Agent.

                  W H E R E A S:-

(A) Pursuant to a Credit Agreement (the "Credit Agreement") dated 12th March, 1998 made between (1) the Borrower, as borrower, (2) ABN AMRO Bank N.V., Singapore Branch, Bayerische Landesbank Girozentrale, Singapore Branch, Citibank, N.A., Singapore Branch, Overseas Union Bank Limited and The Sumitomo Bank, Limited, Singapore Branch, as arrangers, (3) the Guarantor Banks named therein (the "Guarantor Banks"), as guarantor banks, (4) the Lending Banks named therein (the "Lending Banks"), as lending banks, and (5) the Agent, as agent, the Guarantor Banks agreed to grant to the Borrower a S$236,800,000 guarantee facility (the "Guarantee Facility") and the Lending Banks agreed to grant to the Borrower a US$143,200,000 term loan facility (the "Term Loan Facility"), upon the terms and subject to the conditions of the Credit Agreement.

(B) The Credit Agreement has been amended by a first supplemental agreement (the "First Supplemental Agreement") dated 14th December, 1998 made between the parties to the Credit Agreement to provide for (1) the deferment of Completion (as defined in the Credit Agreement) by one year to 31st December, 2000, (2) the extension of the proposed date of the issue of the EDB Guarantee (as defined in the Credit Agreement) from 30th June, 2000 to 30th September, 2000, (3) the extension of the Commitment Termination Date (as defined in the Credit Agreement) from 31st December, 1999 to 31st December, 2000, (4) the revision of the Repayment Dates (as defined in the Credit Agreement) and (5) the increase in the commitment fees for the Available EDB Amount, the Unavailable EDB Amount, the Available Term Amount and the Unavailable Term Amount on, inter alia, the condition that the Borrower and the Shareholders deliver this Supplemental Undertaking executed by each of them to the Agent.

                  I T    I S    A G R E E D   as follows:-

1.                INTERPRETATION

(A) In this Supplemental Undertaking, except where the context otherwise requires, "Effective Date" has the meaning ascribed to it in Clause 2.

(B) All terms and references used in this Supplemental Undertaking and which are defined or construed in the Credit Agreement, the First Supplemental Agreement or the Shareholders Undertaking but are not defined or construed in this Supplemental Undertaking shall have the same meaning and construction in this Supplemental Undertaking.


(C) The headings in this Supplemental Undertaking are inserted for convenience only and shall be ignored in construing this Supplemental Undertaking. Unless otherwise stated, references to the

"Clauses" are to be construed as references to the clauses of this Supplemental Undertaking.

2.                AMENDMENTS TO SHAREHOLDERS UNDERTAKING

                  Each of the Borrower, the Shareholders and the Agent agree that with effect from the date of this Supplemental Undertaking (the "Effective Date"), the Shareholders Undertaking shall be amended as follows:-

                  (1) Recital (A) to the Shareholders Undertaking shall be amended by inserting the words ", as amended by a first supplemental agreement dated [ ], 1998 made between the parties to the Credit Agreement" after the word "agent" appearing in line 8 thereof; and

                  (2) the definition of "Scheduled Completion Date" in Clause 1(A) of the Shareholders Undertaking shall be amended by substituting the date "31st December, 1999" with the date "31st December, 2000".

3.                REPRESENTATIONS AND WARRANTIES

                  Each of the Borrower and the Shareholders represents and warrants to and for the benefit of the Agent that:-

                  (1) all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Supplemental Undertaking, (b) to ensure that those obligations are valid, legally binding and enforceable, and (c) to make this Supplemental Undertaking admissible in evidence in the courts of Singapore and the Netherlands have been taken, fulfilled and done;

                  (2) its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Supplemental Undertaking do not and will not violate, or exceed any power or restriction granted or imposed by, (a) any law to which it is subject or (b) its Memorandum and Articles of Association;

                  (3) its obligations under this Supplemental Undertaking and the Shareholders Undertaking (as amended by this Supplemental Undertaking) are valid, binding and enforceable; and

                  (4) it is not in breach of any of its obligations under the Shareholders Undertaking.

4.                UNDERTAKING FROM SHAREHOLDERS

                  Chartered Semiconductor Manufacturing Ltd ("CSM") undertakes to ensure that its shareholders shall pay into the capital of CSM by way of the purchase price for the subscription of shares in the issued share capital of CSM an additional amount of not less than S$300,000,000 by not later than 31st December, 1998.


5.                INCORPORATION

(A) The Shareholders Undertaking and this Supplemental Undertaking shall be read and construed as one document and this Supplemental Undertaking shall be considered as part of the Shareholders Undertaking and, without prejudice to the generality of the foregoing, where the context so allows, references in the Shareholders Undertaking to "this Agreement", howsoever expressed, shall be read and construed as references to the Shareholders Undertaking as amended, modified or supplemented by this Supplemental Undertaking.

(B) Except to the extent expressly amended by the provisions of this Supplemental Undertaking, the terms and conditions of the Shareholders Undertaking and all other instruments and agreements executed, delivered or entered into thereunder or pursuant thereto are hereby confirmed and shall remain in full force and effect.

6.                CONFIRMATION

                  Each of the Shareholders hereby irrevocably and unconditionally consent to the amendments to the provisions of the Credit Agreement in the manner set out in the First Supplemental Agreement and hereby confirm that the Shareholders Undertaking remains in full force and effect and is binding on each of the Shareholders and shall continue in full force and effect and be binding on each of the Shareholders notwithstanding the amendments to the Credit Agreement in the manner provided in the First Supplemental Agreement.

7.                GOVERNING LAW

                  This Supplemental Undertaking shall be governed by, and construed in accordance with, the laws of Singapore.

                  I N   W I T N E S S   W H E R E O F  this Supplemental
Undertaking has been entered into on the date stated at the beginning.


THE SHAREHOLDERS

The Common Seal of                          )
CHARTERED SEMICONDUCTOR                     )
 MANUFACTURING LTD                          )                   sealed
was hereunto affixed                        )
in the presence of:-                        )




         /s/ Barry Waite                     Director
-----------------------------------------



         /s/ Ho Ching                        Director
-----------------------------------------


60, Woodlands Industrial Park D,
Street 2,
Singapore 738406.

Fax Number: 3622909
Attention: Legal Department




The Common Seal of                          )
EDB INVESTMENTS PTE LTD                     )                   sealed
was hereunto affixed                        )
in the presence of:-                        )




         /s/ Philip Yeo                      Director
-----------------------------------------




         /s/ Sara Liew                       Secretary
-----------------------------------------


250, North Bridge Road,
#27-04, Raffles City Tower,
Singapore 179101.

Fax Number: 3362503

Attention: General Manager

Signed for and on behalf of                 )
HEWLETT-PACKARD EUROPE B.V.                 )        /s/ Robert Wayman
in the presence of:-                        )

                  /s/ Christine Chua

Startbaan 16, 1187 XR AMSTELVEEN, The Netherlands.

Fax Number: (3120) 5477703
Attention: Legal Department

with copy to:-

Hewlett-Packard Company,
3000 Hanover Street,
MS 20BQ,
Palo Alto, CA 94304,
USA.

Attention: General Counsel




THE BORROWER


The Common Seal of                          )
CHARTERED SILICON PARTNERS PTE LTD          )
was hereunto affixed                        )
in the presence of:-                        )




         /s/ Barry Waite                     Director
-----------------------------------------




         /s/ Choong Chan Yong                Director
-----------------------------------------


60, Woodland Industrial Park D,
                  Street 2,
Singapore 738406.

Fax Number: 3622909
Attention: Legal Department

THE AGENT

Signed, Sealed and Delivered by             )
Goh Chong Theng and                         )              sealed
Chan Peng Fun as                            )
attorneys for and on behalf of              )        /s/ Goh Chong Theng
ABN AMRO BANK N.V.,                         )
 SINGAPORE BRANCH                           )        /s/ Chan Peng Fun
in the presence of:-                        )


/s/ Ong Yu En
----------------------------

63, Chulia Street, 5th Floor,
Singapore 049514.

Fax Number: 2317324
Telex Number: RS 24396
Attention: Ms Quek Toi Wee/Ms Samantha Chew